EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-160354) pertaining to the Brookdale Senior Living Inc. Director Stock Purchase Plan,

(2)Registration Statement (Form S-8 No. 333-197709) pertaining to the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan,

(3)Registration Statement (Form S-8 No. 333-221489) pertaining to the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan,

(4)Registration Statement (Form S-8 No. 333-234736) pertaining to the Amended and Restated Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan, and

(5)Registration Statement (Form S-8 No. 333-281048) pertaining to the Brookdale Senior Living Inc. 2024 Omnibus Incentive Plan;

of our reports dated February 19, 2026 with respect to the consolidated financial statements of Brookdale Senior Living Inc. and the effectiveness of internal control over financial reporting of Brookdale Senior Living Inc. included in this Annual Report (Form 10-K) of Brookdale Senior Living Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chicago, Illinois
February 19, 2026